Exhibit 99.1

For: TECHNOLOGY RESEARCH CORPORATION	Contact: Robert D. Woltil
5250 140th Avenue North	Chief Financial Officer
Clearwater, Florida 33760	Tel: (727) 812-0659
Owen Farren, President and CEO	Fax: (727) 535-9691
Web Page: www.trci.net

TECHNOLOGY RESEARCH CORPORATION

REPORTS THIRD QUARTER RESULTS

CLEARWATER, FLORIDA, February 9, 2011 (GlobeNewswire via COMTEX News Network) – Technology Research Corporation (“TRC”), (Nasdaq-TRCI), today announced revenue and earnings for its third fiscal quarter ended December 31, 2010.

Revenue was $6.9 million for the fiscal quarter ended December 31, 2010, a decrease of $0.7 million from revenue of $7.6 million for the fiscal quarter ended December 31, 2009. The net loss for the quarter ended December 31, 2010 was $0.3 million, or $(0.05) per diluted share compared with net income of $0.5 million, or $0.08 per diluted share for the same period one year earlier. Operating cash flow, which we define as earnings before interest, taxes, depreciation and amortization, was $ 0.0 million for the current quarter, as compared to $ 0.9 million in the third fiscal quarter of last year.

Orders for the quarter just ended were $9.1 million, an increase of $3.3 million from the same fiscal quarter last year. Military orders were $6.0 million, an increase of $4.5 million from the third quarter of the previous year and commercial orders were $3.1 million, a decrease of $1.2 million from the third quarter of the prior year.

Owen Farren, President and CEO, said “As we indicated last quarter, our third quarter results continued to be affected by delays in certain orders and programs in our military business. While results are below expectations, our bookings going into the last quarter of the fiscal year have picked up in both TRC’s traditional military business and the newly acquired Patco intelligent battery systems business. As a result, we are confident of stronger results for the quarter currently underway.

Looking ahead, we expect to continue repositioning the Company by moving into higher margin products. TRC has made substantial investments in new product development, and over the next six months we expect several of these initiatives to begin making contributions to both revenue and profitability. We are confident in the organization’s ability to complete these planned objectives, and believe that our new direction will lead to greater shareholder value in the future.”

Cash and cash equivalents were $8.7 million at December 31, 2010, an increase of $0.5 million from March 31, 2010 even after funding the $1.1 million Shoreline Reels acquisition. We continue to have no borrowings outstanding under our line of credit.

The third quarter dividend of $0.02 per share was paid on January 14, 2011 to shareholders of record as of December 31, 2010.

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About TRC

TRC is a recognized leader in providing cost effective engineered solutions for applications involving power management and control, intelligent battery systems technology and electrical safety products based on our proven ground fault sensing and Fire Shield (R) technology. These products are designed, manufactured and distributed to the consumer, commercial and industrial markets worldwide. The Company also supplies power monitors and control equipment to the United States Military and its prime contractors. More information is available at www.trci.net.

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Caution Concerning Forward-Looking Statements

“Safe Harbor “ Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies ,and may be identified by terminology such as “may”, “will”, “should”, “expects”, “scheduled”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “potential”, or “continues”, or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events as well as results may differ materially. Important factors that could cause the differences are discussed in TRC’s reports on Forms 10-Q and 10-K that it periodically files with the Securities and Exchange Commission. TRC does not undertake to update any forward-looking statements in this press release. Copies of TRC’s SEC filings, including its annual report on Form 10-K and quarterly reports on Form 10-Q, may be obtained by contacting its investor relations department at 727-535-0572 or at the Investor Relations section of its website at www.trci.net

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Non-GAAP Financial Measures

This report sometimes refers to financial measures that are not presented according to generally accepted accounting principles (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the Securities and Exchange Commission (SEC) regulations; those rules require the supplemental explanations and reconciliations that are in our Form 8-K (Quarterly Earnings Release) filed with the SEC.

TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Revenue:
Commercial	$3,608	3,525	$12,100	10,569
Military	3,152	3,978	14,042	16,087
Royalty	184	85	411	258

Total revenue	6,944	7,588	26,553	26,914
Cost of sales	4,843	4,832	16,891	16,202

Gross profit	2,101	2,756	9,662	10,712

Operating expenses:
Selling and marketing	442	582	1,693	1,862
General and administrative	1,289	919	4,645	2,917
Research and development	738	565	2,484	1,896
Acquisition related transaction costs	90	—	90	—

Total operating expenses	2,559	2,066	8,912	6,675

(Loss) income from operations	(458)	690	750	4,037
Other income, net	—	—	1	5

(Loss) income before income taxes	(458)	690	751	4,042
Income tax (benefit) expense	(116)	208	186	1,128

Net (loss) income	$(342)	482	$565	2,914

(Loss) earnings per share - basic	$(0.05)	0.08	$0.09	0.49

(Loss) earnings per share - diluted	$(0.05)	0.08	$0.08	0.48

Shares outstanding - basic	6,625,913	5,896,728	6,610,528	5,892,903

Shares outstanding - diluted	6,625,913	6,022,855	6,833,035	5,975,212

TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2010	March 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,662	8,216
Trade and other accounts receivable, net of allowance for doubtful accounts of $30 at December 31, 2010 and $38 at March 31, 2010	3,649	4,400
Income taxes receivable	72	29
Inventories	7,915	7,315
Deferred income taxes	378	729
Prepaid expenses and other current assets	304	299

Total current assets	20,980	20,988
Property, plant and equipment, net of accumulated depreciation of $11,176 at December 31, 2010 and $10,532 at March 31, 2010	3,211	3,123
Intangible assets, net of accumulated amortization of $1,660 at December 31, 2010 and $238 at March 31, 2010	3,230	3,929
Goodwill	4,453	4,402
Other assets	33	33

Total assets	$31,907	32,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,618	1,423
Accrued expenses	920	1,720
Accrued dividends	135	134

Total current liabilities	2,673	3,277

Income taxes payable	512	303
Deferred income taxes	662	1,397
Patco earn-out	738	738

Total liabilities	4,585	5,715

Stockholders’ equity:
Common stock $0.51 par value; 10,000,000 shares authorized, 6,671,834 shares issued and 6,640,484 shares outstanding at December 31, 2010 and 6,629,405 shares issued and 6,603,620 shares outstanding at March 31, 2010	3,403	3,379
Additional paid-in capital	12,967	12,570
Retained earnings	11,029	10,867
Common stock held in treasury at cost, 31,350 shares at December 31, 2010 and 25,785 shares at March 31, 2010	(77)	(56)

Total stockholders’ equity	27,322	26,760

Total liabilities and stockholders’ equity	$31,907	32,475

TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARIES

Supplemental Information

Reconciliation of Operating Cash Flow to Income from Operations

(Unaudited)

(In thousands)

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009
(Loss) Income from Operations	$(458)	690	$750	4,037

Depreciation Expense	261	209	776	732
Amortization Expense	238	15	1,421	44

Operating Cash Flow	$41	914	$2,947	4,813